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                                                                   Exhibit 10.32

                           INVESTORS' RIGHTS AGREEMENT

     THIS INVESTORS' RIGHTS AGREEMENT is made as of the 30th day of January, 2001, by and among Polar Molecular Corporation, a Utah corporation ("PMC"), the investors listed on Schedule A hereto (each of which is herein referred to as an "Investor") and APS Financial Corporation , a Colorado corporation ("APS Financial").

                                    RECITALS

     WHEREAS, PMC and the Investors are parties to the Bridge Securities Purchase Agreement of even date herewith (the "Purchase Agreement") whereby the Investors will be purchasing units of PMC's securities consisting of shares of PMC's Series B Preferred Stock (the "Series B Preferred Stock") and common stock purchase warrants (the "Bridge Warrants") (the "Series B Preferred Stock and the Bridge Warrants are collectively referred to herein as the "Bridge Securities"); and

     WHEREAS, pursuant to that certain letter agreement with PMC dated January 16, 2001 (the "APS Financial Engagement Letter"), APS Financial has assisted PMC in the sale of the Bridge Securities and APS Financial and such of its employees, affiliates, agents and representatives as it may designate (collectively, including APS Financial, the "APS Financial Holders") will receive common stock and common stock purchase warrants (the "Bridge Placement Warrants") that will enable APS Financial to purchase shares of PMC's common stock; and

     WHEREAS, in order to induce PMC to approve the issuance of the Bridge Securities Stock, to induce the Investors to invest funds in PMC pursuant to the Purchase Agreement and to induce APS Financial to assist in the sale of the Bridge Securities, the Investors, PMC and APS Financial hereby agree that this Agreement shall govern the rights of the Investors and APS Financial to cause PMC to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights. PMC covenants and agrees as follows:

     1.1 Definitions. For purposes of this Section 1:

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by PMC with the SEC.

          (c) The term "Holder" means any person, including, without limitation, any APS Financial Holder, owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

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          (d) The term "Initial Offering" means PMC's next firm commitment underwritten public offering of its Common Stock under the Act.

          (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (f) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock or pursuant to the provisions of the APS Financial Engagement Letter, or issuable or issued upon exercise of the Bridge Warrants or the Bridge Placement Warrants and (ii) any Common Stock of PMC issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

          (h) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (i) The term "SEC" shall mean the Securities and Exchange Commission.

     1.2 Request for Registration.

          (a) Subject to the conditions of this Section 1.2, if PMC shall receive at any time after it has had net operating income of at least $1,250,000 for a fiscal quarter, a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders"), that PMC file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then PMC shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by PMC within twenty (20) days of the mailing of PMC's notice pursuant to this Section 1.2(a).

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise PMC as a part of their request made pursuant to this Section 1.2 and PMC shall include such information in the written notice referred to in
     Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's

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     Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by PMC (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises PMC that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then PMC shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) PMC shall not be required to effect a registration pursuant to this Section 1.2:

               (i) in any particular jurisdiction in which PMC would be required to execute a general consent to service of process in effecting such registration, unless PMC is already subject to service in such jurisdiction and except as may be required under the Act; or

               (ii) after PMC has effected one (1) registration pursuant to this
          Section 1.2, and such registration has been declared or ordered effective; or

               (iii) during the period starting with the date sixty (60) days prior to PMC's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that PMC is actively employing in good faith best efforts to cause such registration statement to become effective; or

               (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

               (v) if PMC shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by PMC's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of PMC, it would be seriously detrimental to PMC and its stockholders for such registration statement to be effected at such time, in which event PMC shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by PMC not more than once in any twelve (12)-month period.

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     1.3 Company Registration.

          (a) If (but without any obligation to do so) PMC proposes to register (including for this purpose a registration effected by PMC for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), PMC shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by PMC in accordance with Section 2.5, PMC shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          (b) Right to Terminate Registration. PMC shall have the right to terminate or withdraw any registration initiated by it under this Section
     1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by PMC in accordance with
     Section 1.7 hereof.

          (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of PMC's capital stock, PMC shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between PMC and the underwriters selected by it (unless the terms of such underwriting purport to alter the priority status of the registration rights of the Holders of Registrable Securities) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by PMC, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by PMC. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by PMC that the underwriters determine in their sole discretion is compatible with the success of the offering, then PMC shall be required to (i) exclude all shares of capital stock other than Registrable Securities and other than shares to be sold by PMC for its own account, and (ii) include in the offering only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of PMC's securities, in which case the selling Holders may be excluded if the underwriters make

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     the determination described above and no other stockholder's securities are included, or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right pursuant to Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. Notwithstanding the foregoing, in no event will any Registrable Securities be excluded from an offering unless all other shares of capital stock of any kind, other than those to be sold by PMC for its own account, are first excluded; it being understood and agreed that the Holders of Registrable Securities have first priority registration rights.

     1.4 Form S-3 Registration. In case PMC shall receive from the Holders of at least a majority of the Registrable Securities a written request or requests that PMC effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, PMC shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from PMC, provided, however, that PMC shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

               (i) if Form S-3 is not available for such offering by the Holders;

               (ii) if the Holders, together with the holders of any other securities of PMC entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;

               (iii) if PMC shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of PMC stating that in the good faith judgment of the Board of Directors of PMC, it would be seriously detrimental to PMC and its stockholders for such Form S-3 Registration to be effected at such time, in which event PMC shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4;

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          provided, however, that PMC shall not utilize this right more than once in any twelve month period;

               (iv) if PMC has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

               (v) in any particular jurisdiction in which PMC would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, PMC shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

     1.5 Obligations of PMC. Whenever required under this Section 1 to effect the registration of any Registrable Securities, PMC shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that PMC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

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          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by PMC are then listed; and

          (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     1.6 Information from Holder. It shall be a condition precedent to the obligations of PMC to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to PMC such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for PMC and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by PMC. Notwithstanding the foregoing, PMC shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section
1.4 if the registration request is subsequently withdrawn at the request of the Holders of two-thirds of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of PMC from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by PMC of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

     1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

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          (a) To the extent permitted by law, PMC will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by PMC of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and PMC will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of PMC (which consent shall not be unreasonably withheld), nor shall PMC be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if PMC shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless PMC, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls PMC within the meaning of the Act, legal counsel and accountants for PMC, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in

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     connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
     1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of PMC and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of PMC to the public without registration or pursuant to a registration on Form S-3, PMC agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

          (b) file with the SEC in a timely manner all reports and other documents required of PMC under the Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by PMC that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by PMC), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of PMC and such other reports and documents so filed by PMC, and
     (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     1.11 Assignment of Registration Rights. The rights to cause PMC to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 25,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) PMC is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, PMC shall not, without the prior written consent of either APS Financial or the Holders of two-thirds of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of PMC that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

     1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to PMC's initial public offering and ending on the date specified by PMC and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to PMC's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of PMC enter into similar agreements. The underwriters in connection with PMC's initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, PMC may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

     2.   Miscellaneous.

     2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

     2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5 Notices. Unless, otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PMC and the holders of two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and PMC.

     2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               POLAR MOLECULAR CORPORATON


                                               By: /s/ Mark L. Nelson
                                                   -----------------------------
                                                       Mark L. Nelson, President

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               INVESTOR

                                               CAMBRIDGE STRATEGIES GROUP, LLC


                                               By: /s/
                                                   -----------------------------
                                               Printed Name:
                                                             -------------------
                                               Title:
                                                      --------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               INVESTOR


                                               /s/ E. Bruce McClendon, M.D.
                                               ---------------------------------
                                                   E. Bruce McClendon, M.D.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               INVESTOR


                                               /s/ Peter K. Aman
                                               ---------------------------------
                                                   Peter K. Aman

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               INVESTOR

                                               BISCHOFF FAMILY PARTNERS


                                               By: /s/
                                                   -----------------------------
                                               Printed Name:
                                                             -------------------
                                               Title:
                                                      --------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               INVESTOR


                                               /s/ C. Don Van Wart
                                               ---------------------------------
                                                   C. Don Van Wart